Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573



                              Prospectus Supplement
                             Dated October 29, 1999

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                                Principal Amount
                                                                 of Registered
                         Selling Securityholders                     Notes
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DE Shaw Securities, L.P. ................................             $500,000

     Total of Above .....................................             $500,000
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